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Vernon W. Hill, II	C. Edward Jordan, Jr.
Chairman and President	Executive Vice President

(856) 751-9000

COMMERCE BANCORP CORE DEPOSITS UP 19%

April 18, 2007 - Cherry Hill, New Jersey - Commerce Bancorp, Inc. (NYSE Symbol: CBH) reported increased assets, deposits and loans for the first quarter of 2007, announced Vernon W. Hill, II, Chairman.

FIRST QUARTER FINANCIAL HIGHLIGHTS
March 31, 2007

			% Change

Total Assets:	$47.4	Billion	16%
Core Deposits:	$42.7	Billion	19%
Total (Net) Loans:	$15.8	Billion	18%
Total Revenues:	$492.4	Million	12%
Net Income:	$77.9	Million	1%
Net Income Per Share:	$.40		(2)%

Chairman’s Statement

Commented Chairman Hill, “America’s #1 Bank Retailer again posted outstanding growth with core deposits up 19% and loan growth of 18%.”

Financial highlights for the first quarter were:

•	Deposit growth continues to drive the Company’s overall growth.

•	Core deposits grew $2.6 billion during the first quarter.

•	Core deposits increased $6.8 billion, up 19% , for the prior 12 months, while total deposits increased $6.9 billion, or 18%, for the prior 12 months.

•	Annualized core deposit growth per store was $17 million.

•	Comparable store core deposit growth per store was 17% for stores open one year or more.

•	Commercial core deposits grew 24% to $16.9 billion.

•	New York City core deposits increased to $6.9 billion, up 37%.

•	Net loans grew $2.4 billion, or 18%, to $15.8 billion.

•	Revenue grew 12% despite the difficult rate environment.

•	Net income was $77.9 million and net income per share was $.40 for the first quarter of 2007.

•	Shareholder equity increased $462.9 million, or 19%, to $2.9 billion.

•	Book value per share grew 15% to $14.54

Expansion Plans

The Commerce growth model includes the opening of new stores in both existing and new markets, with a goal of increasing our store base by 15-20% a year.

•	During the first quarter of 2007, the Company opened 9 new stores, including its first in Miami-Dade County, Florida.

•	In 2007, the Company expects to open a total of +/- 65 stores, which will increase total stores to approximately 500. Openings are planned in the following markets:

Metro New York	30 +/-
Metro Philadelphia	5 +/-
Metro Washington	10 +/-
Southeast Florida	20 +/-

•	The Company presently has +/- 175 locations in various stages of land use approvals.

Despite the difficult interest rate environment, the Company has not altered its plans for continued store expansion.

The Commercial Bank
					Linked Quarter
	3/31/07	3/31/06	% Increase	12/31/06	$ Increase	% Increase
	(dollars in millions)
Commercial Core Deposits:	$16,895	$13,642	24%	$15,768	$1,127	7%
Commercial Loans:	10,138	8,556	18	9,988	150	2

Lending

Loans increased 18% to $15.9 billion from the first quarter of 2006, and the growth was widespread throughout all loan categories. On a linked quarter basis loans grew $327.0 million, or 2%.

Regional Loan Growth:

	3/31/07	3/31/06	$ Increase	% Increase	% of Total Growth
	(dollars in millions)
Metro New York	$8,200	$6,657	$1,543	23%	63%
Metro Philadelphia	7,029	6,404	625	10	25
Metro Washington	231	92	139	152	6
Southeast Florida	474	328	146	44	6

Total:	$15,934	$13,481	$2,453	18%	100%

Loan Composition:

	3/31/07	% of Total	3/31/06	% of Total	$ Increase	% Increase
	(dollars in millions)
Commercial	$4,223	27%	$3,584	26%	$639	18%
Owner-Occupied RE	3,007	19	2,527	19	480	19
Total Commercial	7,230	46	6,111	45	1,119	18
Consumer	5,797	36	4,925	37	872	18
Commercial Real Estate	2,907	18	2,445	18	462	19
Total Loans	$15,934	100%	$13,481	100%	$2,453	18%

The loan-to-deposit ratio was 36% at March 31, 2007.

Asset Quality

	Quarter Ended
	3/31/07	12/31/06	3/31/06

Non-Performing Assets/Assets	.11%	.12%	.08%
Net Loan Charge-Offs	.16%	.12%	.16%
Reserve for Credit Losses/Gross Loans	1.03%	1.03%	1.06%
Non-Performing Loan Coverage	351%	317%	432%
Non-Performing Assets/Capital	2%	2%	1%
and Reserves

Non-performing assets and loans past due 90 days at March 31, 2007 totaled $52.4 million or .11% of total assets, versus $53.8 million, or .12% of total assets, at December 31, 2006 and $33.9 million, or .08% of total assets, at March 31, 2006.

Income Statement

	Three Months Ended			Linked Quarter
	3/31/07	3/31/06	% Change	12/31/06	$ Change	% Change
	(dollars in thousands, except per share data)
Total Revenues:	$492,407	$438,932	12%	$492,309	$98	-%
Total Expenses:	362,785	315,334	15	363,174	(389)	-
Net Income:	77,936	77,297	1	62,827(1)	15,109	24
Net Income Per Share:	$.40	$.41	(2)	$.32(1)	$.08	25

(1) During the fourth quarter of 2006, the Company recorded a non-recurring charge of $15.8 million, net of tax, or $.08 per share, in anticipation of potential settlements with various taxing authorities.

Balance Sheet

					Linked Quarter
	3/31/07	3/31/06	% Increase	12/31/06	$ Increase	% Increase
	(dollars in millions)
Total Assets:	$47,372	$40,692	16%	$45,272	$2,100	5%
Total Loans (Net):	15,778	13,345	18	15,455	323	2
Core Deposits:	42,699	35,912	19	40,077	2,622	7
Total Deposits:	43,976	37,112	18	41,288	2,688	7

Shareholder Returns

		March 31, 2007
		Commerce	S & P Index
1	Year	(8)%	12%
5	Years	10%	6%
10	Years	24%	8%

5-Year Growth Targets

	Average Annual Growth Targets	Last 5-Year Average Annual Growth	Actual First Quarter 2007

Core Deposit Growth per Store (in millions):	$20	$22	$17
Core Deposits:	20%	30%	19%
Comp Store Deposits:	15 - 20	30	17
Total Revenue:	20	21	12
Net Income:	20	19	1
Net Income Per Share:	15 - 18	10	(2)

Deposit Growth

	3/31/07	3/31/06	$ Increase	% Increase
	(dollars in millions)
Core Deposits	$42,699	$35,912	$6,786	19%

Total Deposits	$43,976	$37,112	$6,864	18%

Regional Deposit Growth

Core deposit growth by region is as follows:

	# of Stores	3/31/07	3/31/06	$ Increase	% Increase	Average Store Size	Annualized Growth/ Store
	(dollars in millions)
Northern New Jersey	143	$13,153	$11,168	$1,985	18%	$92	$15
New York City	59	6,937	5,074	1,863	37	118	37
Long Island/Westchester/CT	50	4,150	3,199	951	30	83	21
Metro New York	252	$24,240	$19,441	$4,799	25%	$96	$21
Metro Philadelphia	156	17,716	16,031	1,685	11	114	10
Metro Washington	18	376	149	227	152	21	20
Southeast Florida	11	367	291	76	26	33	9
Total Core Deposits	437	$42,699	$35,912	$6,787	19%	$98	$17
Total Deposits		$43,976	$37,112	$6,864	18%	$101	$17

Metro New York remains the Company’s largest and fastest growing market with core deposits of $24.2 billion, an increase of 25% over the first quarter of 2006, and an annualized core deposit growth per store of $21 million. This market is expected to continue to lead the deposit growth of the Company.

Comparable Store Core Deposit Growth

Comparable store deposit growth is measured as the year-over-year percentage increase in core deposits for stores open one year or more at the balance sheet date.

	Core Deposit Growth
	Stores Open 1
	Year or More
	# of Stores	Comp Store Increase

Metro Philadelphia	148	11%
Northern New Jersey	132	14
New York City	47	37
Long Island/Westchester/CT	37	24
Metro Washington	7	124
Southeast Florida	7	7
Total	378	17%

Core Deposits

Core deposit growth by type of account is as follows:

	3/31/07	3/31/06	$ Increase	% Increase	1st Quarter Cost of Funds
	(dollars in millions)
Demand	$9,322	$8,391	$931	11%	0.00%
Interest Bearing Demand	18,682	14,146	4,536	32	3.71
Savings	10,580	10,292	288	3	2.80
Subtotal	38,584	32,829	5,755	18%	2.58%

Time	4,115	3,083	1,032	33	4.39
Total Core Deposits:	$42,699	$35,912	$6,787	19%	2.76%

Core deposit growth by type of customer is as follows:

	3/31/07	% Total	3/31/06	% Total	Annual Growth %
	(dollars in millions)
Consumer	$17,907	42%	$15,643	44%	14%
Commercial	16,895	40	13,642	38	24
Government	7,897	18	6,627	18	19

Total	$42,699	100%	$35,912	100%	19%

Net Income and Net Income Per Share

Net income totaled $77.9 million for the first quarter of 2007, compared to net income of $77.3 million for the first quarter of 2006. On a diluted per share basis, net income for the first quarter of 2007 was $.40 compared to $.41 for the first quarter of 2006.

	Three Months Ended			Linked Quarter
	3/31/07	3/31/06	% Change	12/31/06	$ Increase	% Change
	(dollars in thousands, except per share data)
Net Income:	$77,936	$77,297	1%	$62,827(1)	$15,109	24%
Net Income Per Share:	$.40	$.41	(2)	$.32(1)	$.08	25

(1) During the fourth quarter of 2006, the Company recorded a non-recurring charge of $15.8 million, net of tax, or $.08 per share, in anticipation of potential settlements with various taxing authorities.

Total Revenues

	Three Months Ended
	3/31/07	3/31/06	% Increase
	(dollars in thousands, except per share data)
Total Revenues	$492,407	$438,932	12%
Revenue Per Share	$10.02	$9.25	8%

Net Interest Income and Net Interest Margin

Net interest income for the first quarter totaled $333.0 million, an 8% increase over the $307.9 million recorded a year ago, despite the impact of the inverted yield curve. The increase in net interest income during the first quarter was due to volume increases in interest earning assets resulting from the Company’s continued deposit growth.

The net interest margin for the first quarter of 2007 increased slightly to 3.27%, compared to 3.25% for the fourth quarter of 2006, and was down 26 basis points from the 3.53% margin for the first quarter of 2006. The year over year compression in net interest margin was primarily caused by the current interest rate environment.

On a tax equivalent basis, the Company recorded $340.5 million in net interest income in the first quarter of 2007, an increase of $26.7 million or 9% over the first quarter of 2006.

Net Interest Income and Rate/Volume Analysis

As shown below, the increase in net interest income on a tax equivalent basis was due to volume increases in the Company’s earning assets, which were fueled by the Company’s continued deposit growth. The Company’s continuing ability to grow deposits produces net interest income growth, despite rate compression primarily caused by the current rate environment.

	Net Interest Income
Quarter Ended March 31,	Volume Increase	Rate Change	Total Increase	% Increase
	(dollars in thousands)

2007 vs. 2006	$ 51,019	($24,322)	$26,697	9%

Non-Interest Income

Excluding net investment securities gains, non-interest income for the first quarter of 2007 increased to $156.6 million from $131.0 million a year ago, a 20% increase. The increases in non-interest income are primarily attributable to the increase in deposit charges and service fees of 28% for the first quarter of 2007.

The growth in non-interest income for the first quarter is more fully depicted below:

	Three Months Ended
	3/31/07	3/31/06	% Change
	(dollars in thousands)
Deposit Charges & Service Fees	$105,206	$82,281	28%
Other Operating Income:
Commerce Banc Insurance	22,650	21,944	3
Commerce Capital Markets	7,267	6,235	17
Loan Brokerage Fees	2,963	1,937	53
Other	18,486	18,605	(1)
Total Other Operating Income	51,366	48,721	5
Subtotal	156,572	131,002	20%
Net Investment Securities Gains	2,879	-	100
Total Non-Interest Income	$159,451	$131,002	22%

Included in other operating income for the first quarter of 2007 are $5.0 million of net losses related to the Company’s equity method investments.

Non-Interest Expenses

Non-interest expenses for the first quarter of 2007 were $362.8 million, up 15% from $315.3 million a year ago. The increases in non-interest expenses for the first quarter were widespread throughout non-interest expense categories, reflecting the Company’s store expansion program. The Company remains focused on controlling costs while continuing to execute its growth model.

Investments

At March 31, 2007, total investments increased to $27.1 billion. The available for sale and held to maturity portfolios totaled $12.3 billion and $14.8 billion, respectively.

Detailed below is information regarding the composition and characteristics of the Company’s investment portfolio, excluding trading securities, at March 31, 2007.

Product Description	Available For Sale	Held to Maturity	Total
	(in millions)
Mortgage-backed Securities:
Federal Agencies Pass Through	$1,378	$1,982	$3,360
Certificates (AAA Rated)
Collateralized Mortgage	9,952	10,573	20,525
Obligations (AAA Rated)
Obligations of State and	1,004	2,257	3,261
Political Subdivisions/Other
Total	$12,334	$14,812	$27,146

Duration (in years)	2.86	3.47	3.19
Average Life (in years)	4.99	5.18	5.09
Quarterly Average Yield	5.77%	5.48%	5.61%

At March 31, 2007, the after tax depreciation of the Company’s available for sale portfolio was $49.4 million.

Linked Quarter Comparison

A comparison of financial results for the quarter ended March 31, 2007 to the previous quarter ended December 31, 2006 is as follows: (dollars in thousands, except per share data)

	Three Months Ended		Linked Quarter
	3/31/07	12/31/06	$ Change	% Change
Total Assets	$47,371,632	$45,271,816	$2,099,816	5%
Total Loans (Net)	15,778,094	15,454,996	323,098	2
Core Deposits	42,698,696	40,076,568	2,622,128	7
Total Deposits	43,975,866	41,288,211	2,687,655	7
Total Revenues	492,407	492,309	98	-
Net Interest Income	332,956	325,671	7,285	2
Non-Interest Income	159,451	166,638	(7,187)	(4)
Non-Interest Expense	362,785	363,174	(389)	-
Net Income	77,936	62,827(1)	15,109	24
Net Income Per Share	$.40	$.32(1)	$.08	25

(1) During the fourth quarter of 2006, the Company recorded a non-recurring charge of $15.8 million, net of tax, or $.08 per share, in anticipation of potential settlements with various taxing authorities.

Capital Resources

Stockholders’ equity at March 31, 2007 increased to $2.9 billion, a $462.9 million increase, or 19% over stockholders’ equity of $2.4 billion at March 31, 2006.

Return on average stockholders equity (ROE) for the first quarter is shown in the table below:
Three Months Ended
3/31/07	3/31/06
10.87%	13.00%

At March 31, 2007, the Company’s book value per share was $14.54, a 15% increase over the book value per share of $12.59 at March 31, 2006.

The Company’s capital ratios at March 31, 2007 were as follows:

		Regulatory Guidelines
	Commerce	“Well Capitalized”

Leverage Ratio	6.09%	5.00%
Tier I	11.66%	6.00%
Total Capital	12.36%	10.00%

New Stores

During the first quarter of 2007, the Company added 9 new stores, increasing the total stores to 437. During the last three years, the Company has added 159 of its 437 stores.

Stores opened during the first quarter were as follows:

Metropolitan New York

Location	County

Corona	Queens (NY)
Elmhurst	Queens (NY)
Hillcrest	Queens (NY)

Rockaway Commons	Morris (NJ)
Warren	Somerset (NJ)

Metropolitan Philadelphia

Location	County

Newark/DE	New Castle (DE)

Metropolitan Washington, D.C.

Location	County

Alexandria/Van Dorn	Alexandria (VA)

Southeastern Florida

Boca Raton/Camino Real	Palm Beach (FL)
South Beach	Miami - Dade (FL)

Forward-Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in the Company’s filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company’s control). The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s financial performance or other forward looking statements to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the “FRB”); inflation; interest rates, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services and vice versa; the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of the Company’s noninterest or fee income being less than expected; unanticipated regulatory or judicial proceedings (including those regulatory and other approvals necessary to open new stores); changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.